Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Will McDowell

215-761-4198

william.mcdowell2@cigna.com

MEDIA CONTACT:

Ellie Polack

860-902-4906

elinor.polack@cigna.com

Cigna Delivers Strong 2019 Results, Expects Continued Attractive Revenue and Earnings Growth in 2020

•	Total revenues were $153.6 billion. Adjusted revenues[1] were $140.2 billion in 2019.
•	Shareholders’ net income for 2019 was $5.1 billion, or $13.44 per share, representing per share growth of 28% over 2018
•	Adjusted income from operations[2] for 2019 was $6.5 billion, or $17.05 per share, representing per share growth of 20% over 2018
•	Adjusted revenues[1,3] are projected to be in the range of $154 billion to $156 billion in 2020, representing growth of 10% to 11% over 2019
•	Adjusted income from operations[2,3] is projected to be in the range of $6.8 billion to $7.0 billion in 2020, or $18.00 to $18.60 per share[3]

BLOOMFIELD, CT, February 6, 2020 – Global health service company Cigna Corporation (NYSE: CI) today reported strong 2019 results driven by focused execution across its businesses.

“In the first year of our combination, as a result of our focus on execution, partnering, and ongoing innovation, Cigna delivered on our commitments to customers, clients, and shareholders,” said David M. Cordani, President and Chief Executive Officer.  “Our strong momentum going into 2020 positions us for continued growth, and to deliver sustained value for our customers and clients, as we create greater affordability, predictability and simplicity for their benefit.”

Total revenues for 2019 were $153.6 billion. Adjusted revenues1 were $140.2 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for 2019 was $5.1 billion, or $13.44 per share, compared with $2.6 billion, or $10.54 per share, for 2018.

Cigna's adjusted income from operations2 for 2019 was $6.5 billion, or $17.05 per share, compared with $3.6 billion, or $14.22 per share, for 2018. This represents per share growth of 20% and reflects strong earnings contributions led by the Health Services and Integrated Medical segments. Cigna's cash flow from operations for 2019 was $9.5 billion, compared with $3.8 billion for 2018.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page, and on Exhibit 1 of this earnings release.

2

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019

Total Revenues	$38,245	$14,300	$38,556	$153,566
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	(17)	20	(5)	(44)
Special Items and Transitioning Client Contributions[1]	(1,690)	(569)	(2,718)	(13,347)
Adjusted Revenues[1]	$36,538	$13,751	$35,833	$140,175

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$977	$144	$1,351	$5,104
Net Realized Investment (Gains) Losses[2]	(90)	58	(49)	(190)
Amortization of Other Acquired Intangible Assets[2]	554	103	558	2,248
Special Items and Transitioning Client Contributions[1,2]	179	342	(142)	(686)
Adjusted Income from Operations[2]	$1,620	$647	$1,718	$6,476

Shareholders’ Net Income, per share	$2.60	$0.55	$3.57	$13.44
Adjusted Income from Operations[2], per share	$4.31	$2.46	$4.54	$17.05

•	Cigna’s 2019 results reflect strong revenue and earnings growth, as we delivered strong medical and pharmacy cost performance, and created meaningful value in the first year of the Cigna and Express Scripts combination.

•	In 2019, the Company repurchased 11.8 million shares of common stock for $2.0 billion. Year to date through February 5, 2020, the Company repurchased 1.2 million shares of common stock for approximately $245 million.

•	The debt to capitalization ratio decreased to 45.2% at December 31, 2019, from 50.9% at December 31, 2018.

•	The SG&A expense ratio[4] was 9.3% for full year 2019, a significant decrease from 23.2% for full year 2018, driven by business mix changes resulting from the Express Scripts combination and the health insurance tax suspension.

3

CUSTOMER RELATIONSHIPS

The following table summarizes our medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	December 31,		September 30,
	2019	2018	2019
Commercial	14,187	13,982	14,121
Government	1,361	1,407	1,374
International Markets	1,597	1,572	1,576
Total Medical Customers[5]	17,145	16,961	17,071

Pharmacy[5]	75,903	73,230	75,663
Behavioral Care	30,361	27,215	28,744
Dental	17,231	16,544	17,079
Medicare Part D	3,276	3,295	3,269
International Markets Supplemental Policies[5,6]	12,444	12,569	12,486
Group Disability and Life Covered Lives[5]	15,400	14,800	15,400
Total Customer Relationships	171,760	164,614	169,712

•	The total medical customer base[5] at the end of 2019 grew to 17.1 million, an organic increase of 184,000 customers over the end of 2018 driven by growth in the Select and Middle Market segments, partially offset by a decline in National Accounts and U.S. Individual.

•	The pharmacy customer base[5] at the end of 2019 grew to 75.9 million, an organic increase of 2.7 million customers compared to year-end 2018, driven by strong new commercial sales.

4

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Health Services

This segment includes a broad range of pharmacy services, including benefits management, specialty pharmacy services, clinical solutions, home delivery, and health management services.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019

Adjusted Revenues[1]	$25,570	$3,313	$24,880	$96,447
Adjusted Income from Operations, Pre-Tax[2]	$1,537	$153	$1,399	$5,092
Adjusted Margin, Pre-Tax[7]	6.0%	4.6%	5.6%	5.3%

•	Cigna completed the combination with Express Scripts on December 20, 2018. Accordingly, contributions from the Express Scripts business are reflected in the Health Services segment results for 2019, and are reflected for eleven days of contributions for fourth quarter 2018 results.

•	Growth in full year 2019 adjusted revenues[1] and adjusted income from operations, pre-tax[2] over 2018 was driven by the combination with Express Scripts.

•	Full year 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect organic growth in adjusted pharmacy script volumes, strong performance in specialty pharmacy services and effective execution of supply chain initiatives.

•	Health Services fulfilled 1.22 billion adjusted pharmacy scripts[8] in full year 2019, with 326 million adjusted pharmacy scripts[8] fulfilled in fourth quarter 2019.

5

Integrated Medical

This segment includes Cigna’s U.S. Commercial and Government businesses that provide comprehensive medical solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services to insured and self-insured customers. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance coverage both on and off the public exchanges.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019

Adjusted Revenues[1]	$9,208	$8,297	$9,148	$36,519
Adjusted Income from Operations, Pre-Tax[2]	$718	$643	$953	$3,831
Adjusted Margin, Pre-Tax[7]	7.8%	7.7%	10.4%	10.5%

•	Fourth quarter 2019 adjusted revenues[1] increased 11% relative to fourth quarter 2018, driven by Commercial customer growth and deepening of relationships, as well as premium increases consistent with underlying cost trends.

•	Fourth quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect strong medical and specialty contributions, continued effective medical cost management, as well as investments to drive long-term growth.

•	Adjusted income from operations, pre-tax[2] for full year 2019 and full year 2018 included favorable net prior year reserve development on a pre-tax basis of $85 million and $97 million, respectively.

•	The medical care ratio[4] (“MCR”) of 80.8% for full year 2019 and 82.3% for fourth quarter 2019 reflects continued effective execution in our commercial and government businesses. The fourth quarter 2019 MCR increased relative to fourth quarter 2018, as expected, driven by the pricing effect of the health insurance tax suspension and a higher MCR in our individual medical business.

•	Integrated Medical net medical costs payable[9] was approximately $2.59 billion at December 31, 2019, $2.73 billion at September 30, 2019, and $2.43 billion at December 31, 2018.

6

International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions, policies and customers in thousands):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019

Adjusted Revenues[1,6]	$1,430	$1,355	$1,402	$5,615
Adjusted Income from Operations, Pre-Tax[2]	$155	$120	$194	$762
Adjusted Margin, Pre-Tax[7]	10.8%	8.9%	13.8%	13.6%

	As of the Periods Ended
	December 31,		September 30,
	2019	2018	2019

International Markets Supplemental Policies[5,6]	12,444	12,569	12,486
International Markets Medical Customers[5]	1,597	1,572	1,576

•	Fourth quarter 2019 adjusted revenues[1,6] grew 6% over fourth quarter 2018, reflecting continued business growth.

•	Fourth quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect continued business growth and operational efficiency.

7

Group Disability and Other Operations

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services. Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019

Adjusted Revenues[1]	$1,293	$1,246	$1,284	$5,182
Adjusted Income from Operations, Pre-Tax[2]	$125	$109	$143	$501
Adjusted Margin, Pre-Tax[7]	9.7%	8.7%	11.1%	9.7%

•	Fourth quarter 2019 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect claims favorability in our Life business.

•	On December 18, 2019, we announced a definitive agreement whereby New York Life will acquire Cigna's Group Disability and Life business for $6.3 billion. We expect the transaction to close in the third quarter of 2020, subject to applicable regulatory approvals and other customary closing conditions.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

Financial Results (dollars in millions):

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019

Adjusted (Loss) from Operations, Pre-Tax[2]	$(439)	$(148)	$(442)	$(1,824)

•	Fourth quarter 2019 adjusted loss from operations, pre-tax[2] increased relative to fourth quarter 2018 as a result of higher interest expense associated with the financing of the combination with Express Scripts.

8

2020 OUTLOOK

Cigna's outlook for full year 2020 consolidated adjusted income from operations2,3 is in the range of $6.8 billion to $7.0 billion, or $18.00 to $18.60 per share. Cigna’s outlook excludes the impact of prior year reserve development of medical costs and potential effects of any future share repurchase3. Also, while we continue to expect to close the sale of Cigna's Group Disability and Life business in the third quarter of 2020, Cigna's outlook assumes a full year of contributions from the Group Disability and Life business.

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending
December 31, 2020

2020 Consolidated Metrics
Adjusted Revenues[1,3]		$154,000 to 156,000
Adjusted Income from Operations[2,3]		$6,800 to 7,000
Adjusted Income from Operations, per share[2,3]		$18.00 to 18.60
SG&A Expense Ratio[3,4]		8.6% to 9.1%
Adjusted Tax Rate[3,10]		23% to 24%
Interest Expense	$	~1,600
Adjusted Margin, After-Tax[3,7]		4.4% to 4.5%
Cash Flow from Operations[3]	$	>7,500
Debt Repayment[3]		$4,500 to 5,000
Capital Expenditures[3]	$	~1,000

2020 Health Services Segment Metrics
Adjusted Income from Operations, Pre-Tax[2,3]		$5,300 to 5,450
Adjusted Pharmacy Scripts – Health Services[3,8]		1.47 to 1.50 billion

2020 Integrated Medical Segment Metrics
Adjusted Income from Operations, Pre-Tax[2,3]		$4,000 to 4,100
Medical Care Ratio[4]		80.2% to 81.2%
Medical Cost Trend[11]		3.5% to 4.5%

Global Medical Customer Growth (lives)
Commercial		180,000 to 230,000
Government
Medicare Advantage		60,000 to 70,000
U.S. Individual[5]		(40,000)
Medicaid		(50,000)
Medicare Supplement		(20,000) to 0
International Markets		20,000 to 40,000
Total Global Medical Customer Growth[5]		150,000 to 250,000

9

The foregoing statements represent the Company’s current estimates of Cigna's 2020 consolidated and segment adjusted income from operations2,3 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors). Management will be hosting a conference call to review fourth quarter 2019 results and discuss full year 2020 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call

(888) 324-7575 (Domestic)

(210) 234-0013 (International)

Passcode: 2062020

Replay

(800) 867-1930 (Domestic)

(203) 369-3371 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Express Scripts companies or their affiliates, and Life Insurance Company of North America. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 170 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	At the consolidated level, the measure “adjusted revenues” is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” We define adjusted revenues as total revenues excluding revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”), net realized investment results from equity method investments, and special items. We exclude these items from this measure because they are not indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

2.	Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: earnings contributions from transitioning clients, net realized investment results, amortization of acquired intangible assets, and special items. Special items are identified in Exhibit 1 of this earnings release. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

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Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

Effective in the fourth quarter of 2018, Cigna updated its segments. Refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information and prior period results on the historic and new segment bases.

3.	Certain adjusted metrics presented for 2019 exclude contributions from transitioning clients. As previously disclosed, beginning in 2020, Cigna will no longer exclude contributions from transitioning clients from its adjusted metrics, as the transition for those clients was substantially complete as of December 31, 2019.

Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the impact of prior year reserve development of medical costs and the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release. Additionally, the Company’s outlook assumes a full year of contributions from Cigna's Disability and Life business.

4.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within our Integrated Medical segment.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in our Integrated Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	U.S. Individual includes on-exchange Patient Protection and Affordable Care and Education Reconciliation Act (“ACA”) business, off-exchange ACA business and off-exchange non-ACA business.
•	Pharmacy customer relationships excludes transitioning clients.
•	International Markets supplemental policies exclude International Markets medical customers included in total medical customers.
•	Group Disability and Life covered lives are estimated.

6.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

11

7.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

Adjusted margin, after-tax, is calculated by dividing consolidated adjusted income (loss) from operations by consolidated adjusted revenues. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.

8.	For Health Services adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script. Adjusted pharmacy scripts guidance does not include script volumes associated with transitioning clients.

9.	Medical costs payable within the Integrated Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $2.89 billion as of December 31, 2019, $3.06 billion as of September 30, 2019, and $2.70 billion as of December 31, 2018.

10.	The measure “adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate.” We define adjusted tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding net realized investment results, amortization of acquired intangible assets, special items, and transitioning clients. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

11.	Medical cost trend includes all U.S. commercial employer funding arrangements.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2020, on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2020; projected adjusted margin outlook for 2020; projected global medical customer growth over year end 2019; projected client retention; projected growth beyond 2020; statements concerning our long-term projected adjusted income (loss) from operations outlook; projected medical care and SG&A expense ratios and medical cost trends; projected adjusted pharmacy scripts; our projected consolidated adjusted tax rate; projected debt to capitalization ratio; projected cash flow from operations; projected interest expense; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and the sale of our Group Disability and Life business; and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers, producers, consultants, and pharmaceutical manufacturers; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger and the sale of our Group Disability and Life business, as well as our ability to integrate or separate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems and those of our key suppliers or other third parties; the impact of our debt service obligations on the availability of funds for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of civil unrest, war, terrorism, natural disasters or pandemics; reinsurance credit risk; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION	Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended		Three Months Ended
	December 31,		December 31,		September 30,
	2019	2018	2019	2018	2019

REVENUES

Pharmacy revenues	$25,645	$3,257	$103,099	$5,479	$25,987
Premiums	10,005	9,108	39,714	36,113	9,935
Fees and other revenues	2,240	1,491	9,363	5,578	2,285
Net investment income	355	444	1,390	1,480	349
Total revenues	38,245	14,300	153,566	48,650	38,556
Revenue contributions from transitioning clients	(1,690)	(459)	(13,347)	(459)	(2,718)
Net realized investment results from certain equity method subsidiaries	(17)	20	(44)	43	(5)
Special items included in integration and transaction-related costs	—	(110)	—	(123)	—
Adjusted revenues (1)	$36,538	$13,751	$140,175	$48,111	$35,833

SHAREHOLDERS' NET INCOME

Shareholders' net income	$977	$144	$5,104	$2,637	$1,351
After-tax adjustments to reconcile to adjusted income from operations:
Adjustment for transitioning clients	(99)	(47)	(1,316)	(47)	(207)
Net realized investment (gains) losses	(90)	58	(190)	104	(49)
Amortization of acquired intangible assets	554	103	2,248	177	558
Special items
Integration and transaction-related costs	116	402	427	669	88
Charge for organizational efficiency plan	162	—	162	—	—
Charges associated with litigation matters	—	(16)	41	19	(23)
U.S. tax reform	—	3	—	(2)	—

Adjusted income from operations (2)	$1,620	$647	$6,476	$3,557	$1,718

Pre-tax adjusted income (loss) from operations by segment
Health Services	$1,537	$153	$5,092	$380	$1,399
Integrated Medical	718	643	3,831	3,502	953
International Markets	155	120	762	735	194
Group Disability and Other	125	109	501	529	143
Corporate	(439)	(148)	(1,824)	(403)	(442)
Consolidated pre-tax adjusted income from operations (2)	2,096	877	8,362	4,743	2,247
Adjusted income tax expense	(476)	(230)	(1,886)	(1,186)	(529)
Consolidated after-tax adjusted income from operations (2)	$1,620	$647	$6,476	$3,557	$1,718

DILUTED EARNINGS PER SHARE

Shareholders' net income	$2.60	$0.55	$13.44	$10.54	$3.57
After-tax adjustments to reconcile to adjusted income from operations:
Adjustment for transitioning clients	(0.26)	(0.18)	(3.46)	(0.19)	(0.55)
Net realized investment (gains) losses	(0.24)	0.22	(0.50)	0.42	(0.13)
Amortization of acquired intangible assets	1.47	0.39	5.92	0.71	1.47
Special items
Integration and transaction-related costs	0.31	1.53	1.11	2.67	0.24
Charge for organizational efficiency plan	0.43	—	0.43	—	—
Charges associated with litigation matters	—	(0.06)	0.11	0.08	(0.06)
U.S. tax reform	—	0.01	—	(0.01)	—
Adjusted income from operations (2)	$4.31	$2.46	$17.05	$14.22	$4.54
Weighted average shares (in thousands)	376,045	263,521	379,817	250,225	378,321
Common shares outstanding (in thousands)			372,531	380,924	373,978

SHAREHOLDERS' EQUITY at December 31,			$45,338	$41,028

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$121.70	$107.71

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: revenue contributions from transitioning clients, special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. These items are excluded because they are not indicative of past or future underlying performance of our businesses.
(2) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets, special items and earnings contributions from transitioning clients.